                                                                   Exhibit 99(b)

                        CONSENT OF COCHRAN, CARONIA & CO.

      We hereby consent to all references to our firm and our opinion letter to the Board of Directors of ProAssurance Corporation relating to the proposed merger of ProAssurance and NCRIC Group, Inc., pursuant to the Agreement and Plan of Merger dated February 28, 2005, and to all summaries of such opinion in the Proxy Statement-Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                /s/ Cochran, Caronia & Co.
                                                --------------------------------

                                                Cochran, Caronia & Co.

Date: April 13, 2005